SCHEDULE 14A

                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934
   (Amendment No. 1)

      Filed by the Registrant  /X/
      Filed by a Party other than the Registrant   / /

      Check the appropriate box:

      / /  Preliminary Proxy Statement      / / Confidential, for use of
      / /  Definitive Proxy Statement           the Commission Only (as
      /X/  Definitive Additional Materials      permitted by
      / /  Soliciting Material Pursuant to      Rule 14a-6(e)(2))
           Rule 14a-11(c) or Rule 14a-12

                              TRIPLE S PLASTICS, INC.
                 (Name of Registrant as Specified in its Charter)

           ____________________________________________________________
                (Name of Person(s) Filing Proxy Statement, if other
                               than the Registrant)

      Payment of filing fee (check the appropriate box):

      /X/  No fee required.

      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1) Title of each class of securities to which transaction applies:

           2) Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4)   Proposed maximum aggregate value of transaction:

           5)   Total fee paid:

      / /  Fee paid previously with preliminary materials.

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)   Amount Previously Paid:

           2)   Form, Schedule or Registration Statement No.:

           3)   Filing Party:

           4)   Date Filed:


   EXPLANATORY NOTE

   This filing amends the filing made on October 24, 2000 to include a legend at the end of this filing relating to information to be filed by Triple S Plastics, Inc. and Eimo Oyj with the Securities and Exchange Commission and to identify the participants in the solicitation made hereby.


































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                         * * * PRESS RELEASE * * *


      TRIPLE S PLASTICS, INC. [Logo]

                                                7950 Moorsbridge Road
                                                            Suite 200
                                                    Portage, MI 49024
                                                  Ph:  (616) 327-3417
                                                 Fax:  (616) 327-2621

      FOR IMMEDIATE RELEASE

                                CONTACT:  Catherine Taylor
                                Treatment and Chief Accounting Officer
                                Triple S Plastics, Inc.
                                (616) 649-5014


          TRIPLE S PLASTICS, INC. REPORTS SECOND QUARTER RESULTS
          ------------------------------------------------------

        PORTAGE, Michigan, October 23, 2000 -- Triple S Plastics, Inc. (NASDAQ:TSSS) reported today that its net sales were $39,713,000 for the second quarter ended September 30, 2000, representing a 68% increase from sales of $23,709,000 for the second quarter last year. The Company reported net income of $2,711,000 or $.72 per share ($.59 diluted), compared to net income of $973,000 or $26 per share ($.24 diluted) last year, an increase of 179%.

        The sales increase reflects strong shipments to the Telecommunications market, a market which comprised 76% of net sales for the second quarter this year, and 74% for the six months ended September 30, 2000. A summary of operating results for the quarter and six months follows:


















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                               COMPARATIVE OPERATING RESULTS
                                  TRIPLE S PLASTICS, INC.

                                                                    Quarter Ended September 30
                                                                  ------------------------------
                                                                       2000              1999
                                                                       ----              ----
        Net Sales                                                  $39,713,000       $23,709,000
        Net Income                                                 $ 2,711,000       $   973,000

        Weighted Average Shares Outstanding                          3,768,000         3,753,000
        Weighted Average Shares Outstanding -- diluted               4,564,000         4,057,000
        Earnings Per Shares
           Basic                                                   $       .72       $       .26
           Diluted                                                 $       .59       $       .24


                                                                    Six Months Ended September 30
                                                                   -------------------------------
                                                                       2000              1999
                                                                       ----              ----
        Net Sales                                                  $71,851,000       $42,955,000
        Net Income                                                 $ 4,922,000           352,000 (A)
        Weighted Average Shares Outstanding                          3,764,000         3,752,000
        Weighted Average Shares Outstanding -- diluted              4 ,514,000         3,952,000
        Earnings Per Share
           Basic                                                   $      1.31       $       .09
           Diluted                                                 $      1.09       $       .09

     (A) Includes an unusual net charge of $840,000 for plant closing costs.

        During August, Dynacept Corporation, our rapid prototyping business, completed the move to an expanded 25,000-sq. ft. facility in Brewster, New York and the business has broadened their service capabilities to include custom injection molding. Also in August, we announced the formation of Triple S Cosmosplast da Amazonia, Ltda., a 70% joint venture with Cosmosplast Indudstria e Comerico de Plastics Ltda. to serve the growing telecommunications and other high growth technology companies in Brazil and other South American countries.

        In commenting on the results for the Second Quarter, Chris Schauer, CEO, stated "These operating results underscore the fundamentals for our merger with Eimo. As a global company, we will continue to tap the growth and profit potential of our targeted markets."

        On July 14, 2000 the Company and Eimo Oyj of Finland announced that they had entered into a formal merger agreement to create a global manufacturing company focused on serving the mobile


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   communications industry and other high growth industries.  Following are excerpts from the press release announcing the merger:

             "The merger unites Eimo's expertise in automation technologies, in-mold decorating and advanced finishing with Triple S' expertise in state-of-the-art injection molding and manufacturing efficiencies. Both companies have a history of bringing highly technical capabilities and solutions to their respective client bases."

             "Among the many expected benefits of the merger are opportunities for the combined company to offer more extensive global service to existing customers, to combine respective advanced R & D technologies and skills and to share resources such as tool and automation manufacturing, which are expected to offer substantial revenue synergies to the business."

             "The combined company will be among the world leaders in supplying mobile communications manufacturers with plastic parts and related services. With combined revenue and operating income of EUR 178 million (USD 169 million) and EUR 24 million (USD 23 million) respectively for the latest fiscal year, the company will be well placed to supply the world's largest mobile communications equipment manufacturers. The combined company will employ approximately 1,500 people at plants in North America and Europe, serving leading global telecommunications clients including Alcatel, Elcoteq, Ericsson, Flextronics, Lucent, Motorola, NEC, Nokia, Philips and Siemens."

             "The acquisition is subject to approval by the stockholders of Triple S and Eimo and certain government entities and agencies. The agreement will be presented for approval at shareholders' meetings of both companies with closing currently anticipated to occur before the end of the year. The merger is intended to be tax free to the shareholders of Triple S and is intended to be accounted for as a pooling-of- interests under Finnish GAAP."


   Certain matters discussed in this release constitute forward-looking statements which are necessarily subject to certain risks and uncertainties, and they may change in a material way based upon various market, industry and other important factors. From time to time, the Company identifies factors in its Form 10-K filed with the Securities and Exchange Commission and its other interim reports that may influence future results, and the Company recommends that investors consult those reports. The Company cautions investors that actual results may differ materially from the forward-looking statements contained in this release.

   This information was furnished on behalf of Triple S Plastics, Inc. and its board of directors. Investors are urged to read the

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   information to be filed with the United States Securities and Exchange
   Commission in connection with the merger, including the proxy material to be sent to the holders of common stock of Triple S to solicit their approval of the Merger Agreement and the transactions contemplated thereby and the registration statement to be filed by Eimo on Form F-4 with respect to ordinary shares of Eimo to be issued in connection with the transaction, each of which will include a copy of the Merger Agreement as an exhibit. Such documents, when filed, will be available free of charge from the SEC website at www.sec.gov.












































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